UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01.	Other Events.

The paragraph entitled “Recent Legislation Modifying Several of the Rules Applicable to REITs—Reduction in Built-in Gains Period” of Exhibit 99.1 to the Current Report on Form 8-K of Federal Realty Investment Trust filed with the Securities and Exchange Commission on February 10, 2016 is amended and restated in its entirety as follows:

“Reduction in Built-in Gains Period. For taxable years beginning in 2015 and later, the “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a C corporation in a tax-free merger or other carryover basis transaction is subject to C corporation tax) is reduced from ten years to five years.

On June 7, 2016, the IRS and Treasury Department issued temporary regulations changing the “built-in gains” recognition period for the corporate tax on built-in gains described in the discussion above. Prior to August 8, 2016, the recognition period applicable to us with respect to an asset with built-in gain is the five-year period beginning on the day the asset was acquired. Effective for assets with built-in gain acquired on or after August 8, 2016, the recognition period will be the ten-year period beginning on the day the asset was acquired.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: August 5, 2016	By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary